Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm and the use of our reports effective December 31, 2008; December 31, 2007; and December 31, 2006, in the Double Eagle Petroleum Co. Form S-4 Registration Statement for the year ended December 31, 2008, to be filed with the U.S. Securities and Exchange Commission on or about April 17, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
April 17, 2009